                                                                   EXHIBIT 10.10

*CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                                Fisher Scientific Company L.L.C.
                                                            2000 Park Lane Drive
                                                      Pittsburgh, PA  15275-1126

                                                               Tel: 412-490-8300
                                                               Fax: 412-490-8990

[FISHER SCIENTIFIC LOGO]




January 10, 2000

CEPHEID CORPORATION
1190 Borregas Avenue
Sunnyvale, CA 94089-1302
Attn: Thomas L. Gutshall, Chairman & CEO

Dear Mr. Gutshall:

This letter is to confirm discussions between representatives of both firms concerning the Smart Cycler(TM) System, accessories, and reaction tubes developed by and made by or for Cepheid ("SUPPLIER") and the terms of our agreement for Fisher Scientific Company L.L.C. ("FISHER") to distribute those products.

1. Product Line. The "Products" shall include the Smart Cycler(TM) System described in Exhibit A, the accessories listed in Exhibit A, and the reaction tubes described in Exhibit A. The "Products" shall further include additional, upgraded and improved Smart Cycler(TM) Systems, accessories and reaction tubes introduced by Supplier as a replacement for existing Products and intended for sale in the life science research market (the "Field"). Additional thermal cyclers, accessories, and reaction tubes offered by Supplier shall become "Products" only upon agreement of the parties. All Products shall conform to SUPPLIER's specifications as have been disclosed to FISHER. All outer shipping cartons shall conform to applicable Department of Transportation specifications.

2. Distribution Rights. SUPPLIER grants to FISHER the right to distribute the Products in the United States (including Puerto Rico) into the life science research market (the "Field"). Such right shall be exclusive, except for: (a) SUPPLIER's reserved right to sell directly to the end user customers listed in Exhibit B and (b) SUPPLIER's right to make OEM sales of thermal cyclers, accessories and/or reaction tubes similar to Products which SUPPLIER may sell and ship to a firm for resale under that firm's label. In addition, SUPPLIER grants to FISHER rights to distribute the PRODUCTS in the countries outside of the United States (including Puerto Rico) listed in Addendum 1, according to the terms outlined in Addendum 1.

2a.   Definition of Field. Rights are granted by the SUPPLIER to FISHER for distribution into the Field of life science research. Specifically excluded from the Field are human and veterinary diagnostics (including applications subject to regulatory labeling including "For Investigational Use Only" or "For Research

Use Only"), environmental testing, quality assurance and control testing, identity and forensic testing, and testing for biothreat agents.

2b.   Exclusive Supplier. While the exclusive distribution rights under
Paragraph 2 remain in force, SUPPLIER will be the exclusive supplier to FISHER of systems capable of performing thermal cycling with real-time optical detection.

2c.   Sales Targets; Loss of Exclusivity. The parties have set minimum worldwide sales targets for FISHER, in terms of units of Smart Cycler(TM) Systems (units defined as the total number of 16-site Smart Cycler(TM) processing blocks, either as part of a Starter System or as Add-On Blocks). Such sales targets shall not represent commitments to purchase; but if FISHER fails to achieve a sales target, SUPPLIER may, by written notice to FISHER terminate the exclusivity of FISHER's distribution rights under Paragraph 2. Such written notice shall be given within 90 days after the end of the sales target period and shall become effective 30 days after FISHER's receipt of the notice. Such termination of exclusivity shall be SUPPLIER's sole remedy for FISHER's failure to achieve sales targets. The sales targets are as follows:

               Year 1                       Year 2
               ------                       ------
               [**] units                   [**] units

FISHER shall provide SUPPLIER within 30 days after the first of each March, June, September, and December a true and accurate accounting report of Products (including units sold and selling price) sold on a country-by-country basis during the preceding 3 months. In addition, FISHER shall provide to SUPPLIER on a monthly basis an updated customer and contact list.

FISHER shall also provide SUPPLIER with one year (comprised of four quarters) worldwide forecasts that will be updated on a quarterly basis and will include projections for each of the upcoming three months. While the forecast will not be binding in total, the projections provided for the upcoming quarter will represent a purchase commitment.

3. Product Price. The Product list prices and transfer prices to Fisher shall be as listed in Exhibit A. These prices shall be firm through December 31, 2000. Thereafter, prices may be increased once annually to be effective January 1 of the upcoming calendar year by negotiation between the parties, with SUPPLIER giving FISHER no less than one hundred twenty (120) days prior written notice of proposed new prices. In no event shall the annual price increase for a Product exceed the percentage price increase in the Producer Price Increase (excluding food and energy) published by the U.S. Department of Commerce; however, any price increases directly resulting from an increase in the price of the computer as purchased by the SUPPLIER, will not be subject to this price increase limit.

Each shipment shall be billed at the price in effect at the time of order placement. Notice of price changes shall be sent to:

                      MARKETING SERVICES DEPARTMENT
                      Fisher Scientific
                      2000 Park Lane
                      Pittsburgh, Pennsylvania  15275

        With a copy to:      Central Purchasing

3a.   Payment Terms. Payment terms shall be 1% ten, net forty-five days from receipt of valid invoice.

4. Warranty. SUPPLIER shall warrant all Smart Cycler(TM) System Products for 12 months from delivery to FISHER's customer and all accessories (except the computer) for 12 months from delivery to FISHER's customer. The warranty provided for the computer by the computer manufacturer will be transferred to FISHER's customer. SUPPLIER shall provide or reimburse FISHER's Fisher Service Division for parts used in making repairs during the warranty period and shall make parts available after the warranty period to such Fisher Service Division at a discount of [**] from Supplier's list price for such parts. SUPPLIER shall reimburse FISHER for travel and labor reasonably incurred for repairs during the warranty period at terms negotiated from time to time between SUPPLIER and such Fisher Service Division, though the hourly labor rate for support received from the US Fisher Service Division through December 31, 2000 will be $[**].

SUPPLIER also warrants that the Smart Cycler(TM) System to be distributed by FISHER in the Field shall be an "authorized thermal cycler" under the terms of the Thermal Cycling Authorization Program administered by PE Biosystems, a division of PE Corporation.

5. Shipping. At the time of initial launch and for three months following launch, SUPPLIER shall ship all initial customer orders of Smart Cycler(TM) System Products (systems, accessories, and reaction tubes) directly to FISHER's customers, FOB Sunnyvale, CA, freight charged to FISHER, within 30 days of order receipt. Also, at the time of initial launch and for three months following initial launch, SUPPLIER shall ship accessories and reaction tube Products FOB Sunnyvale, CA to FISHER's distribution centers (freight collect) within 14 days of order receipt, in order to fulfill customer re-orders received during this time period. Beginning three months from initial launch, SUPPLIER will ship all Smart Cycler(TM) System Products (systems, accessories and reaction tubes) FOB Sunnyvale, CA to FISHER's distribution center in Santa Clara, CA (freight collect), in order to fulfill all customer orders and re-orders. SUPPLIER shall follow FISHER routing guide in the shipment of Products.

6. Stocking Levels. SUPPLIER shall maintain sufficient inventory of Products to assure its ability to fill emergency direct shipment orders for FISHER's customers, including, but not limited to, accessories and reaction tube Products.

7. Marketing support. SUPPLIER and FISHER shall each provide Marketing Support, as described in Exhibit C (for U.S. distribution) and Addendum 1 (for ex-U.S. distribution). There will be single worldwide contact point within FISHER for the coordination of transmission of forecasts to SUPPLIER and for marketing support activities between SUPPLIER and FISHER.

8. Term. The term of this Agreement shall be from the date of mutual execution of this Letter Agreement and extending for three years from the date of initial product launch. Thereafter, the Agreement shall remain in force for successive six month periods, unless either party gives written notice of non-renewal to the other at least sixty (60) days prior to the current expiration date.

9. Termination. In the event of breach, the non-breaching party shall give the breaching party (30) days written notice of breach. If the breach is not cured within the thirty (30) day notice period, the non-breaching party may, at its sole discretion, terminate the agreement.

10. Continuing Guaranty. SUPPLIER shall execute and abide by the terms of DISTRIBUTOR's Continuing Guaranty, a copy of which is attached hereto as Exhibit D and incorporated herein by reference. The terms and provisions of the Continuing Guaranty shall survive the termination of this Agreement.

11. Amendments. Any terms or conditions of SUPPLIER's standard forms or otherwise introduced by SUPPLIER shall not be binding unless agreed to in writing by FISHER. Any amendment to this Agreement shall not be effective unless in writing and signed by an authorized representative of SUPPLIER and of FISHER.

12. Public Announcements. SUPPLIER shall not issue or cause to be issued any press release or public announcement or otherwise disclose the existence of this Agreement or the transactions contemplated hereby except as and to the extent that FISHER and its parent jointly agree, in writing.

Please signify your acceptance of this Agreement by signing below and returning one original to Jim Mortimer.

                                                   Yours truly,

                                                   /s/ J. BRADLEY MAHOOD
                                                   ------------------------
                                                   J. Bradley Mahood
                                                   Vice President
                                                   Strategic Sourcing

Agreed And Accepted:

CEPHEID CORPORATION



By:  /s/ THOMAS L. GUTSHALL
   ---------------------------------

Name: Thomas L. Gutshall

Title: Chairman & CEO

   1-10-00
------------------------------------
Date

Exhibits       A - Products and Prices
               B - End User Customers Excluded From Exclusivity Provision
               C - Marketing Support
               D - Continuing Guarantee
Addendum       1  - List of Fisher International Affiliates

                                    EXHIBIT A

SMART CYCLER(TM) SYSTEM
  (see attached flyer for description and specifications)

Part #         Description                                 List Price**     Fisher Price
------         -----------                                 ------------     ------------
SC1000N1-1     Smart Cycler(TM) Starter System              $24,995       [**] of List
               (includes one 16-site processing
                block, accessory pack*, and
                desk-top computer)

SC1000N3-1     Smart Cycler(TM) Processing Block            $22,495       [**] of List
               (one 16-site processing block and
                USB interface cable)

* Accessory pack includes 1 mini-centrifuge, four reaction tube racks, one cooling block, software, users manual.

ACCESSORIES:
-----------

Part #         Description                        List Price**        Fisher Price
------         -----------                        ------------        ------------
SCCENT         Mini-Centrifuge                     $325.00            [**] of List

SCRACKS        Tube Racks (pack of 4)              $ 30.00            [**] of List

SCBLOCK        Cooling Block                       $ 85.00            [**] of List

REACTION TUBES:
--------------

Part #         Description                                    List Price**         Fisher Price
------         -----------                                    ------------         ------------

900-0003       1 Bag of  25 (greek mu)L Smart Cycler(TM)           $ 30.00         [**] of List
               Reaction Tubes (50 tubes/bag)

900-0004       1 Bag of 100 (greek mu)L Smart Cycler(TM)           $ 30.00         [**] of List
               Reaction Tubes (50 tubes/bag)

SCT25          1 Carton of 25 (greek mu)L Smart Cycler(TM)         $550.00         [**] of List Reaction
               Tubes (20 bags of 50 tubes ea)

SCT100         1 Carton of 100 (greek mu)L Smart Cycler(TM)        $550.00         [**] of List Reaction
               Tubes (20 bags of 50 tubes ea)

** List prices subject to change by no more than +/- 10% by the time of launch ***List prices subject to change by no more than +/- 15% by the time of launch

[SMART CYCLER LOGO]

SMART CYCLER SYSTEM SPECIFICATIONS

REACTION SITE OPTICS*
Dye detection limit less than 10 nm for FAM/TET/TAM/TOX
Optical channel characterization:

CHANNEL                 1                   2                3           4
------------------------------------------------------------------------------------
Excitation (nm)    less than 195        + 195-527         527-555          555-593
------------------------------------------------------------------------------------
Emission (nm)        505-537              537-565         565-605      more than 605
------------------------------------------------------------------------------------
Simplex Dyes          FAM                TET,JOE          TAM,CY3            ROX,
                    5Y8R Green                           EIR, Alexa       Texas Red
------------------------------------------------------------------------------------
Multiplex Dyes        FAM                   TET           TAM                ROX
------------------------------------------------------------------------------------

REACTION SITE THERMAL CONTROLS*
Solid state heater and forced-air cooling at each site
Thermal reaction chamber thermistors calibrated to +/- 0.50 degrees C using
     National Institute of Standards and Technology (NIST)-traceable standards 16 independently-controlled reaction sites per processing block
1-6 processing blocks can be interconnected

REACTION TUBES
Single-use disposable tubes
Polypropylene construction
25- and 100 (micro)L volumes
No-leak closures


SOFTWARE/USER INTERFACE
Protocol parameters include:
     - Temperatures and their durations
     - Number of cycles
     - Optical read points
     - Melt curve ramp rates

Quantitative and qualitative data analysis
Graph:
     - Reaction site temperature
     - Fluorescence signal
     - Melt curves
     - Growth curves and second derivatives.
Export data to MS Excel-compatible files for further analysis

PHYSICAL DIMENSIONS
Processing block: 12" w x 12" h x 10" l
As little as 2.5 linear feet of bench space
22 lbs

POWER REQUIREMENTS
100-240 VAC, 50-60 Hz
350 Watts

PERFORMANCE PARAMETERS
Heating ramp rates (max.):
     - 10 degrees C/sec from 50 degrees C to 95 degrees C
Cooling ramp rates (max.):
     - 2.5 degrees C/sec from 95 degrees C to 50 degrees C
Temperature duration accuracy:
     - +/- 1.0 sec from programmed time
Temperature accuracy:
     - +/- 0.5 degrees C from 60 degrees C to 95 degrees C
Melt curve programmable ramp rates:
     - 0.1 degrees C/second to 1.0 degrees C/sec

ASSAY PERFORMANCE
Cycle time ((beta)-actin assay+):
     - less than 60 sec/cycle
     - less than 42 min/40 cycles
Cycle time (M13 assay+):
     - less than 25 sec/cycle
     - less than 20 min/45 cycles
Cycles to detection ((beta)-actin assay):
     - 150,000 copies in less than 28 cycles
     - 150 copies in less than 34 cycles, less than 150 copies in 35-45 cycles Analytical precision ((beta)-actin assay):
     - Typical within run, site-to-site threshold crossing in +/- 0.25 cycles

*Covered by issued or pending patents

+Commercially available from PE Biosystems, Inc.

++Cepheid experimental application

Practice of the patented polymerase chain reaction (PCR) processor requires a license. The Smart Cycler Thermal Cycler is an Authorized Thermal Cycler and may be used with PCR licenses available from PE Corporation. Its use with Authorized Reagents also provides a limited PCR license in accordance with the label rights accompanying such reagents.

[FISHER SCIENTIFIC LOGO]                                        [CEPHEID LOGO]

[CYCLER LOGO]

                  RAPID AMPLIFICATION WITH REAL TIME DETECTION

The Smart Cycler(TM) System from Cepheid is a highly versatile and efficient thermal cycler with real time optical detection, specifically tailored to the rapidly evolving needs of today's molecular biology laboratory.

The core of the Smart Cycler System is the I-CORE(TM) (Intelligent Cooling/Heating Optical Reaction) module, incorporating state-of-the-art microfluidic and microelectronic design. Each Smart Cycler processing block contains sixteen independently programmable I-CORE modules, each of which performs four-color, real time fluorometric detection. Samples are amplified and measured in the Smart Cycler's proprietary sealable reaction tubes, which are designed to optimize rapid thermal transfer and optical sensitivity.

The Smart Cycler software enables single or multiple operators to define and simultaneously carry out any number of separate experiments, each with a unique set of cycling protocols, threshold criteria, and data analysis. In addition, thermal and optical data from each and all sites can be monitored in real time, and graphs of temperature, growth curves, and melt curves can be charted as the data are collected.

The Smart Cycler Starter System is delivered with all the equipment and software needed to obtain faster assay results. The system (retail price $27,495) includes a Smart Cycler processing block, Windows-compatible computer and monitor, Smart Cycler Software, users manual, and accessory kit. The accessory kit features a mini-centrifuge, tube-racks, and cooling block specifically designed to accommodate Smart Cycler reaction tubes. The tubes can be purchased in 25 or 100(micro)L volumes.

                                   [GRAPHIC]

                         [FISHER SCIENTFIC LETTERHEAD]
ORDERING INFORMATION

CEPHEID             FISHER
PART NUMBER         PART NUMBER
SC1000N1-1          11-400         Smart Cycler starter system
                                   (includes processing block, com-
                                   puter, manual, and accessory kit)

SC1000N3-1          11-400-1       Smart Cycler processing block

900-0028            11-400-6       Cooling block

900-0020            11-400-7       Mini-centrifuge

900-0027            11-400-8       Tube racks, 4-pack

CEPHEID             FISHER
PART NUMBER         PART NUMBER
900-0023            11-400-2       Smart Cycler reaction tubes,
                                   100 (micro)l, qty 1,000

900-0022            11-400-3       Smart Cycler reaction tubes,
                                   25 (micro)l, qty 1,000

900-0004            11-400-4       Smart Cycler reaction tubes,
                                   100 (micro)l, qty 50

900-0003            11-400-5       Smart Cycler reaction tubes,
                                   25 (micro)l, qty 50

                              www.smartcycler.com

                                    EXHIBIT B

U.S. End User Customers Excluded From The Exclusivity Provisions Of Paragraph 2
-------------------------------------------------------------------------------

NAME:                                                                      ADDRESS:
----                                                                       -------
United States Department of Defense                                        Various
       Including but not limited to USAMRIID, JPOCMO,
       U.S. Marine Corps Systems Command, NRL, SBCCOM,
       Naval Research & Development Command, Armed Forces
       Institute of Pathology, U.S. Army Nuclear & Chemical
       Agency, Special Operations and Low-Intensity Conflict Group,
       Dugway Proving Ground, USAMMDA

United States Department of Justice                                        Various
       Including but not limited to FBI Hazardous Material
       Response Unit, Defense Threat Reduction Agency,
       FBI Technical Support Working Group, National Domestic
       Preparedness Office.

National Guard                                                             Various
       Including but not limited to: RAID Teams, Consequence
       Management Program, Integration Office, Bureau Readiness
       Center, Office of Weapons of Mass Destruction.

Central Intelligence Agency                                                Washington, DC

Centers for Disease Control, BioTerrorism Response                         Atlanta, GA

MKI Systems                                                                Dumfries, VA

Maxwell Technologies                                                       San Diego, CA

Litton Systems, Inc.                                                       Woodland Hills, CA

Battelle Institute/National Security Division                              Columbus, OH

DynCorp                                                                    Various

                                    EXHIBIT C

Sales & Marketing Support- Respective Roles and Responsibilities of FISHER and SUPPLIER (U.S. Distribution)
------------------------------------------------------------------------------

During the term of this Agreement, FISHER shall use its reasonable best efforts to actively promote the Products of this Agreement in the United States and Puerto Rico through its sales force and through its life science specialists. FISHER shall support such sales at its own expense via the following activities:

      o Launch package/training material sent to entire sales and customer service organization

      o Training of Life Science Specialists at Life Science meetings or designated and agreed upon training sessions

      o Full page advertisement in issues of BioTrack publication, according to the following schedule: [**]

      o     Product information put on "What's New" section of Fisher web-site

      o Include Cepheid on supplier lists for Fisher web-site, Life Science brochures and publications

      o     Display Products at trade shows where appropriate

      o Include Products in Fisher sponsored catalogues, brochures, and literature

      o Provide targeted sales incentive and commission program to support Product sales

During the term of this agreement, the following activities will also be undertaken by both parties, as described below:

      o Fisher and Cepheid will participate in a business review meeting on a quarterly basis, or on another agreed upon timeframe

      o Cepheid will have primary responsibility for providing technical support for its products, although the Fisher Life Science Specialists will be trained by Cepheid to provide basic response, should they be contacted directly by Fisher customers

      o Cepheid will provide Fisher with product and application literature at its own costs, although Fisher will offer printing services at cost

      o Cepheid shall provide Fisher with [**] demo units at no cost to Fisher. Additional units will be provided at terms to be negotiated between the parties

      o Fisher will provide a single, designated point of contact in the United States to provide worldwide forecasts and sales reports, and to help manage any issues arising from the worldwide distribution agreement (from the US sales and service organization, non-US affiliates, and worldwide customers)

In addition, Cepheid may choose, at its own discretion and cost, to participate in the following promotional activities:

      o     Participate in the Fisher New Lab Start-Up Program

      o     Attend and have a booth at Fisher's National Sales Meeting

      o     Participate in account specific vendor shows

      o Participate is scheduled work days with Fisher sales representatives and Life Science Specialists

      o Advertise and exhibit in other life science research focused publications and meetings, making reference to Fisher as the distribution source.

                                   ADDENDUM 1


      1. Canada, upon execution of an addendum between Cepheid and Fisher Scientific Limited

      2. United Kingdom, upon execution of an addendum between Cepheid and Fisher Scientific UK Limited

      3. France, Germany, Belgium and Netherlands, upon execution of an addendum between Cepheid and Fisher Bioblock

[FISHER SCIENTIFIC LOGO]




                                   EXHIBIT D

                              CONTINUING GUARANTY

A. CEPHEID CORPORATION (hereinafter referred to as "SUPPLIER"), having its principal office and place of business at 1190 Borregas Avenue, Sunnyvale, CA 94089-1302 hereby guarantees that all Products (including their packaging, labeling and shipping) comprising each shipment or other delivery hereinafter made by SUPPLIER (hereinafter referred to as "Products") to or on the order of Fisher Scientific Company L.L.C., a Delaware limited liability company, having its principal place of business at 2000 Park Lane, Pittsburgh, PA 15275 or to any of its branches, divisions, subsidiaries, affiliates, or any of their customers (hereinafter collectively referred to as "Fisher"), are, as of the date of such shipment or delivery, in compliance with applicable federal, state and local laws, and any regulations, rules, declarations, interpretations and orders issued thereunder, including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended, and conform to representations and warranties made by SUPPLIER in its advertising, product labeling and literature.

B. Further, with respect to any Product that is privately labeled for Fisher. SUPPLIER agrees to make no change in such Products or the Fischer artwork on the labeling or packaging relating thereto without first obtaining the written consent of Fisher. SUPPLIER recognizes that Fisher is the owner of the trademarks and trade names connoting Fisher which it may elect to use in the promotion and sale of such private label Products and that SUPPLIER has no right or interest in such trademarks or trade names. SUPPLIER shall periodically analyze and review packaging and labeling for any Products which are private labeled for Fischer to ensure conformity with the provisions of paragraph A hereof and the adequacy of Product warnings and instructions.

C. SUPPLIER hereby agrees that it will reimburse Fisher for all reasonable out-of-pocket costs and expenses incurred in connection with any product corrective action or recall relating to the Products which is requested by SUPPLIER or required by any government entity.

D. SUPPLIER agrees to procure and maintain on an occurrence form basis product liability issuance with respect to the Products and contractual liability coverage relating to this Guaranty, with insurer(s) having Best's rating(s) of A-or better, naming Fisher as an additional insured (Broad Form Vendors Endorsement), with minimum limits in each case of $1,000,000. SUPPLIER shall promptly furnish to Fisher a certificate of insurance and renewal certificate of insurance evidencing the foregoing coverages and limits. The insurance shall not be canceled, reduced or otherwise changed without providing Fisher with at least ten (10) days prior written notice. Fisher agrees to maintain corresponding levels of insurance and to provide certificates of such issuance to SUPPLIER and further agrees that Fisher's insurance coverage shall be primary to the extent that a claim is based upon the negligent acts and omissions or willful misconduct of Fisher.

E. SUPPLIER agrees to and shall protect, defend, indemnify and hold harmless Fisher (and with respect to Subparagraph E. (i) below, Fisher's customers) from any and all claims, actions, costs, expenses and damages, including attorney's fees and expenses arising out of: (i) any actual or alleged patent, trademark or copyright infringement in the design, composition, use by itself or in accordance with SUPPLIER's instructions, sale, advertising or packaging of the Products, (ii) any breach of the representations or warranties set forth in this Guaranty; (iii) the sale or use of the Products where such liability results from the act or omission of SUPPLIER (whether for breach of warranty, strict liability in tort, negligence or otherwise), except to the extent that such liability is caused by the negligent acts or omissions or willful misconduct of Fisher. Fisher agrees to and shall protect, defend, indemnify and hold harmless SUPPLIER to the extent that any such liability is caused by the negligent acts or omissions or willful misconduct of Fisher.

F. SUPPLIER agrees to and shall provide to Fisher Material Safety Data Sheets and other information concerning any Product as required by then applicable federal, state or local law.

G. If the Products to be furnished by SUPPLIER are to be used in the performance of a U.S. government contract or subcontract, those clauses of the applicable U.S. Government procurement regulation which are mandatorily required by Federal Statute to be included in U.S. Government subcontracts shall be incorporated herein by reference including, without limitation, the Fair Labor Standards Act of 1938, as amended.

H. The representations and obligations set forth herein shall be continuing and shall be binding upon the SUPPLIER and his or its heirs, executors, administrators, successors and/or assigns, whichever the case may be, and shall inure to the benefit of Fisher, its successors and assigns and to the benefit of its officers, directors, agents and employees and their heirs, executors, administrators and assigns.

I. The agreements and obligations of SUPPLIER set forth in this Guaranty are in consideration of purchases made by Fisher from SUPPLIER and said obligations are in addition to (and supersede to the extent of any conflict) any obligations of SUPPLIER to Fisher or Fisher to SUPPLIER. This Guaranty shall be effective upon the first sale to Fisher of any Product by SUPPLIER, and the obligations of SUPPLIER under this Guaranty shall survive and be enforceable in accordance with its terms.


     SUPPLIER

     CEPHEID CORPORATION

     /s/ THOMAS L. GUTSHALL
     --------------------------------------
     Signature of Authorized Representative

     CEO & CHAIRMAN 1-10-00
     ---------------------------------------
     TITLE



     FISHER SCIENTIFIC COMPANY LLC.

     /s/ [SIGNATURE ILLEGIBLE]
     ----------------------------------------
     Signature of Authorized Representative

     VP Strategic Merchandising 1/13/00
     ----------------------------------------
     Title